Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas McFall, Jeremy Fletcher and Jeffrey Groves, and each of them acting individually, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any or all amendments to this registration statement (including post-effective amendments, or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462 under the Securities Act of 1933 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Greg Henslee Greg Henslee	President and Chief Executive Officer (Principal
Executive Officer) of O’Reilly Automotive, Inc.; Co-
President and Chief Executive Officer (Principal
Executive Officer) and Director of O’Reilly Automotive
Stores, Inc., Ozark Automotive Distributors, Inc.,
O’Reilly II Aviation Corporation, Greene County Realty
Co., Ozark Services, Inc., CSK Auto Corporation, CSK
	Auto, Inc. and CSKAUTO.COM, Inc.	June 17, 2013

/s/ Jay D. Burchfield Jay D. Burchfield	Director of O’Reilly Automotive, Inc.	June 17, 2013

/s/ Thomas T. Hendrickson Thomas T. Hendrickson	Director of O’Reilly Automotive, Inc.	June 17, 2013

/s/ Paul R. Lederer Paul R. Lederer	Director of O’Reilly Automotive, Inc.	June 17, 2013

/s/ John Murphy John Murphy	Director of O’Reilly Automotive, Inc.	June 17, 2013

/s/ Charles H. O’Reilly, Jr. Charles H. O’Reilly, Jr.	Director of O’Reilly Automotive, Inc.	June 17, 2013

/s/ David E. O’Reilly David E. O’Reilly	Director of O’Reilly Automotive, Inc., O’Reilly
Automotive Stores, Inc., Ozark Automotive
Distributors, Inc., O’Reilly II Aviation Corporation,
Greene County Realty Co., Ozark Services, Inc. and
	CSK Auto Corporation	June 17, 2013

/s/ Larry P. O’Reilly Larry P. O’Reilly	Director of O’Reilly Automotive, Inc.	June 17, 2013

/s/ Rosalie O’Reilly Wooten Rosalie O’Reilly Wooten	Director of O’Reilly Automotive, Inc.	June 17, 2013

/s/ Ronald Rashkow Ronald Rashkow	Director of O’Reilly Automotive, Inc.	June 17, 2013

/s/ Ted Wise Ted Wise	Director of Ozark Automotive Distributors, Inc., O’Reilly II Aviation Corporation, Greene County Realty Co. and Ozark Services, Inc.	June 17, 2013

/s/ Tricia Headly Tricia Headley	Director of Ozark Automotive Distributors, Inc., O’Reilly II Aviation Corporation, Greene County Realty Co. and Ozark Services, Inc.	June 17, 2013